Amendment no. 2 to THE amended and restated administration AGREEMENT

THIS AMENDMENT NO. 2 TO THE AMENDED AND RESTATED ADMINISTRATION AGREEMENT (this “Amendment”), made this 24th day of May, 2023 (the “Amendment Effective Date”), by and between The Advisors’ Inner Circle Fund, a Massachusetts business trust (the “Trust”), SEI Investments Global Funds Services, a statutory trust formed under the laws of the state of Delaware (the “Administrator”), and each investment advisor (each an “Investment Advisor”) that executes a Series Schedule to this Agreement (each a “Series Schedule”). Each Investment Advisor shall be a limited party to this Amendment solely in respect of its rights and obligations as specifically set forth in the Agreement and in respect of the Funds indicated in its applicable Series Schedule (as such term is defined herein). Each Series Schedule, as may be amended from time to time, shall be considered a part of this Amendment.

WHEREAS:

1.	The Trust and the Administrator entered into an Amended and Restated Administration Agreement, dated as of November 13, 2018 (as amended from time to time, the “Agreement”), pursuant to which, among other things, the Administrator agreed to provide certain administration services to the Funds of the Trust; and

2.	The parties hereto desire to further amend the Agreement on the terms and subject to the conditions provided herein.

NOW, THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Defined Terms. Except as specifically set forth herein, defined terms used herein shall have their respective meanings as set forth in the Agreement. The following defined terms are hereby added to the Agreement:

2.	Amendment 2 Numbering Correction. The Agreement was first amended in or around December 2022 (the “December 2022 Amendment”) to add Exchange Traded Funds and related services to the Agreement. The December 2022 Amendment was erroneously titled “Amendment No. 2 to Amended and Restated Administration Agreement.” The December 2022 Amendment is hereby retitled “Amendment No. 1 to the Amended and Restated Administration Agreement” and any and all references in the December 2022 Amendment to “Amendment No. 2” are hereby deemed to be changed to “Amendment No. 1.”

3.	Schedule I (List of Services). Schedule I (List of Services) of the Agreement is hereby amended to add a new “Optional Services” section to the end of Schedule I as set forth in Attachment 1 hereto.

4.	Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and shall continue in full force and effect.

5.	Counterparts. This Amendment may be executed in two or more counterparts, all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. This Amendment shall be deemed executed by each party when any one or more counterparts hereof or thereof, individually or taken together, bears the original, facsimile or scanned signatures of each of the parties.

6.	Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of the Administrator of the Funds and each of their respective permitted successors and assigns.

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7.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws or choice of laws rules or principles thereof.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the Amendment Effective Date.

ADMINISTRATOR:		TRUST:

SEI INVESTMENTS GLOBAL FUNDS SERVICES		THE ADVISORS’ INNER CIRCLE FUND

By:	/s/ John Alshefski	By:	/s/ Michael Beattie
Name:	John Alshefski	Name:	Michael Beattie
Title:	SVP	Title:	President

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ATTACHMENT 1

OPTIONAL SERVICES

If an Investment Advisor elects to use a product / service that is listed under the “Optional Services” section of Schedule I (the “Optional Services”), the Investment Advisor may do so by notifying the Administrator of such election and entering into a written amendment to the applicable Series Schedule to add such product/service to the Series Schedule.

22e-4 MONITORING SERVICES

Liquidity Monitoring Services	Administrator Responsibility	Investment Advisor Responsibility
Data Management Services

• Facilitate data Feeds to MSCI

• Facilitate data loads into monitoring system

• Aggregate, format and normalize all necessary data prior to loading into monitoring system

• Review data loads for completion

• Research and resolve data load exceptions

• Setup data structures into monitoring system

• Ensure all positions receive a liquidity score from MSCI

• Provide assistance with remedying data exceptions • Provide assistance with legal structures during setup
Monitoring Services

• Review daily monitoring results against client provided testing parameters

• Communicate to client any exceptions or early warnings triggered

• Report daily monitoring results to client

• Provide a User Interface accessible via the SEI Manager Dashboard, a web-based portal for client’s input, review, access and monitoring or Reporting data and documents

• Provide initial test list and any updates, as applicable • Review and approve daily monitoring results • Provide SEI with any ongoing user permissions changes or new user setups
Filing Services

• Prepare Form N-RN for submission to regulators

• Provide draft filing to client for review and approval in the regulatory or industry prescribed format, as required

• Modify filing as directed by Firm

• File approved from N-RN

• Archive and retain Reports, filings and supporting data, as applicable

• Prepare requested reports for board reporting

• Review and approve Form N-RN prior to Edgar submission • Provide SEI with 60-day written notice of changes to requirements (e.g., change to board materials)

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REGULATORY REPORTING (18f-4)

Full Derivative User

18f-4 Monitoring Services	Administrator Responsibility	Investment Advisor Responsibility
Data Management Services

• Facilitate data loads into risk and monitoring system

• Aggregate, format and normalize all necessary data prior to loading into risk and monitoring system

• Review data loads for completion

• Research and resolve data load exceptions

• Setup data structures into risk and monitoring systems

• Provide assistance with remedying data exceptions • Provide assistance with legal structures during setup
Monitoring Services

• Review daily monitoring results against client provided testing parameters

• Communicate to client any exceptions or early warnings triggered

• Report daily monitoring results to client

• Provide a User Interface accessible via the SEI Manager Dashboard, a web-based portal for client’s input, review, access and monitoring of Reporting data and documents

• Provide initial test list and any updates, as applicable

• Provide VAR calculation methodology (i.e. Monte Carlo, Historical Method, etc.)

• Review and approve daily monitoring results

• Provide SEI with any ongoing user permission changes or new user setups

Filing Services

• Prepare Form N-RN for submission to regulators

• Provide draft filing to client for review and approval in the regulatory or industry prescribed format, as required

• Modify filing as directed by Firm

• File approved Form N-RN

• Archive and retain reports, filings and supporting data, as applicable

• Prepare requested reports for board reporting

• Review and approve Form N-RN prior to Edgar submission • Provide SEI with 60-day written notice of changes to requirements (e.g., change to board materials)

Limited Derivative User

18f-4 Monitoring Services	Administrator Responsibility	Investment Advisor Responsibility
Data Management Services

• Facilitate data loads into risk and monitoring system

• Aggregate, format and normalize all necessary data prior to loading into risk and monitoring system

• Review data loads for completion

• Research and resolve data load exceptions

• Setup data structures into risk and monitoring system

• Provide assistance with remedying data exceptions • Provide assistance with legal structures during setup
Monitoring Services

• Provide assistance with remedying data exceptions

• Communicate to client any exceptions or early warnings triggered

• Report daily monitoring results to client

• Provide a User Interface accessible via the SEI Manager Dashboard, a web-based portal for client’s input, review, access and monitoring of reporting data and documents

• Provide initial test list and any updates, as applicable

• Provide expected leverage and netting methodologies (e.g. Interest Rate/Duration and FX Hedging)

• Review and approve daily monitoring results

• Provide SEI with any ongoing user permission changes or new user setups

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